EX-28.j
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2010 relating to the financial statements and financial highlights which appear in the October 31, 2009 Annual Reports to Shareholders of Nationwide Large Cap Value Fund, Nationwide U.S. Small Cap Value Fund, Nationwide International Value Fund, Nationwide Value Fund, Nationwide Short Duration Bond Fund, Nationwide Bond Fund, Nationwide Government Bond Fund, Nationwide Enhanced Income Fund, Nationwide Fund, Nationwide Growth Fund, Nationwide Money Market Fund, Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide International Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide Investor Destinations Aggressive Fund, Nationwide Investor Destinations Moderately Aggressive Fund, Nationwide Investor Destinations Moderate Fund, Nationwide Investor Destinations Moderately Conservative Fund, Nationwide Investor Destinations Conservative Fund, Nationwide Destination 2010 Fund, Nationwide Destination 2015 Fund, Nationwide Destination 2020 Fund, Nationwide Destination 2025 Fund, Nationwide Destination 2030 Fund, Nationwide Destination 2035 Fund, Nationwide Destination 2040 Fund, Nationwide Destination 2045 Fund, Nationwide Destination 2050 Fund and Nationwide Retirement Income Fund (constituting Nationwide Mutual Funds) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 24, 2010